DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (this "Agreement") is made as of the 22nd day of January, 2026.

AMONG:

GREENPOWER MOTOR COMPANY INC., a company duly incorporated under the laws of the Province of British Columbia and having an address at #240 - 209 Carrall St., Vancouver, BC V6B 2J2 (Email: [ ] )

(the "Company")

AND:

FWP ACQUISITION CORP., a company duly incorporated under the laws of the Province of British Columbia and having an address at [ ] (Email: [ ])

(the "Creditor")

WHEREAS:

A. The Company is indebted to the Creditor in the amounts set forth in Schedule A (the "Outstanding Amount") pursuant to certain loans made by the Creditor to the Company; and

B. The Creditor has agreed to accept convertible debentures (each, a "Debenture") in the principal amount equal to the Outstanding Amount as payment of the Outstanding Amount, pursuant to the terms and conditions set forth in this Agreement.

NOW THEREFORE, this Agreement witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Creditor (each, a "Party" and, together, the "Parties") agree as follows:

1. THE INDEBTEDNESS

1.1 The Creditor hereby represents and warrants that (i) it has full right, power an authority to enter into this Agreement, (ii) it is the current holder and legal and beneficial owner of the Outstanding Amount; (iii) there are no collateral agreements, undertakings, declarations, or representations, written or oral, in respect of the Outstanding Amount; and (iv) it has not assigned all or any part of its interest in the Outstanding Amount nor has it done or permitted any further act, matter or thing to be done whereby the Outstanding Amount has been released or discharged either partly or in its entirely.

2. ACKNOWLEDGEMENT OF INDEBTEDNESS

2.1 The Company and the Creditor acknowledge and agree that the Company is indebted to the Creditor in the amount of the Outstanding Amount.

3. CLOSING

3.1 The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on such date as may be determined by the Company in its sole discretion (the "Closing Date").

4. PAYMENT OF INDEBTEDNESS

4.1 On the Closing Date, the Company will issue the Debentures to the Creditor and the Creditor will accept the Debentures as full and final payment of the Outstanding Amount.

5. RELEASE

5.1 The Creditor each hereby agrees that, upon delivery of certificates representing the Debentures by or on behalf of the Company in accordance with the provisions of this Agreement, the Outstanding Amount will be fully satisfied and extinguished, and at such time the Creditor will irrevocably and unconditionally remise, release and forever discharge the Company from all claims, demands, obligations and damages of whatsoever kind in connection with, arising under, or related to, the Outstanding Amount.

6. DOCUMENTS REQUIRED FROM THE CREDITOR

6.1 The Creditor will complete, sign and return to the Company:

(a) this Agreement; and

(b) any other documents, notices and undertakings as may be requested by the Company, acting reasonably.

6.2 The Company and the Creditor acknowledge and agree that Cozen O'Connor LLP (the "Company's Counsel") has acted as counsel only to the Company and is not protecting the rights and interests of the Creditor. The Creditor acknowledges and agrees that the Company and the Company's Counsel have given the Creditor the opportunity to seek, and are hereby recommending that the Creditor obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Creditor hereby represents and warrants to the Company and the Company's Counsel that the Creditor has sought independent legal advice or waives such advice.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CREDITOR

7.1 The Creditor represents and warrants to, and covenants with, the Company, (which representations, warranties and covenants shall survive the Closing), that:

(a) the Creditor has received and carefully read this Agreement;

(b) the Creditor has the requisite power, authority, legal capacity and competence to execute and deliver this Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Creditor hereunder, and all necessary approvals of its directors, shareholders, or otherwise with respect to such matters have been given or obtained;

(c) the Creditor is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation;

(d) this Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Creditor;

(e) the execution, delivery and performance by the Creditor of this Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Creditor, and do not and will not constitute a breach of or default under any of the Creditor's constating documents or any agreement to which the Creditor is a party or by which it is bound;

(f) the Creditor and the Creditor's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the issuance of the Debentures hereunder, and to obtain additional information regarding the Company to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(g) the Creditor has been advised to consult their own legal, tax and other advisors with respect to the merits and risks of an investment in the Debentures and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(h) there is no government or other insurance covering any of the Debentures;

(i) this Agreement is not enforceable by the Creditor unless it has been accepted by the Company;

(j) the Creditor has not conveyed, transferred or assigned any portion of the Outstanding Amount to any third party, and has full right, power and authority to enter into this Agreement and to accept the Debentures in full and final satisfaction of the Outstanding Amount;

(k) no third party has any right to payment of all or any portion of the Outstanding Amount;

(l) the release contained in Section 5 is fully enforceable by the Company against the Creditor;

(m) the Creditor understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Debentures;

(n) the Company is relying on exemptions from prospectus requirements found in Section 2.14 of National Instrument 45-106 and applicable securities laws in the Creditor's jurisdiction of residence (if other than British Columbia) to issue the Debentures to the Creditor;

(o) no prospectus has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Debentures, the issuance is exempt from the prospectus requirements available under the provisions of applicable securities laws, and as a result:

(i) the Creditor may be restricted from using some of the civil remedies otherwise available under applicable securities laws,

(ii) the Creditor may not receive information that would otherwise be required to be provided to it under applicable securities laws, and

(iii) the Company is relieved from certain obligations that would otherwise apply under applicable securities laws;

(p) the Creditor confirms that neither the Company nor any of its directors, employees, officers or affiliates have made any representations (written or oral) to the Creditor:

(i) regarding the future value of the Debentures;

(ii) that any person will resell or repurchase the Debentures; or

(iii) that any person will repay the Outstanding Amount, other than as provided in this Agreement;

(q) the Creditor has been advised to consult its own legal and financial advisors with respect to the suitability of the Debentures as an investment for the Creditor, the tax consequences of acquiring and dealing with the Debentures, and the resale restrictions to which the Debentures are or may be subject under applicable securities legislation, and has not relied upon any statements made by, or purporting to have been made on behalf of, the Company with respect to such suitability, tax consequences and resale restrictions;

(r) there may be material tax consequences to the Creditor of an acquisition or disposition of the Debentures, and the Company gives no opinion and makes no representation to the Creditor with respect to the tax consequences to the Creditor under federal, state, provincial, local or foreign tax laws that may apply to the Creditor's acquisition or disposition of the Debentures;

(s) the Creditor is acquiring the Debentures as principal for its own account, for investment only and not with a view to the resale or distribution of all or any of the Debentures;

(t) the Creditor is resident in the jurisdiction set out on the first page of this Agreement;

(u) it is not aware of any advertisement of any of the Debentures and is not acquiring the Debentures as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(v) it is not an underwriter of, or dealer in, any of the Debentures, nor is the Creditor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Debentures;

(w) neither the Debentures nor the underlying securities have been and will not be registered under the United States Securities Act of 1933 (the "1933 Act") or the securities laws of any state, and neither the Debentures nor the underlying securities may be offered or sold, directly or indirectly, in the United States without registration under the 1933 Act or compliance with requirements of an exemption from registration, and the Creditor acknowledges that the Company has no present intention of filing a registration statement under the 1933 Act in respect of the Debentures or the underlying securities;

(x) the Creditor is not a "U.S. Person" (as that term is defined in Regulation S under the 1933 Act) and is not acquiring the Debentures for the account or benefit of a U.S. Person or a person in the United States; and

(y) the Debentures have not been offered to the Creditor in the United States, and the Creditor was not in the United States when this Agreement was executed and delivered.

7.2 The Creditor agrees that the representations, warranties and covenants of the Creditor in this Agreement will be true and correct both as of the execution of this Agreement and as of the Closing, and will survive the completion of the distribution of the Debentures to the Creditor and any subsequent disposition of the Debentures by the Creditor.

7.3 The Creditor acknowledges that the Company is relying upon the representations, warranties and covenants of the Creditor set forth in this Agreement in determining the eligibility of the Creditor to acquire the Debentures, and hereby agrees to indemnify the Company, including its affiliates, shareholders, directors, officers, partners, employees, advisors and agents, against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of, or in connection with, their reliance on such representations, warranties and covenants. The Creditor undertakes to immediately notify the Company of any change in any statement or other information relating to the Creditor set forth in this Agreement that occurs prior to the Closing.

8. COLLECTION OF PERSONAL INFORMATION

8.1 The Creditor acknowledges and consents to the fact that the Company is collecting the Creditor's personal information for the purpose of fulfilling this Agreement. The Creditor acknowledges that its personal information may be included in record books in connection with the Closing and may be disclosed by the Company to: (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in this transaction, including the Company's Counsel. By executing this Agreement, the Creditor is deemed to be consenting to the foregoing collection, use and disclosure of their personal information for the foregoing purposes, and to the retention of such personal information for as long as permitted or required by applicable laws. Furthermore, the Creditor is hereby notified that:

(a) the Company may deliver to any securities commission having jurisdiction over the Company, the Creditor or this Agreement (collectively, the "Commissions"), certain personal information pertaining to the Creditor, including the Creditor's full name, residential address and telephone number, the number of Debentures or other securities of the Company owned by the Creditor, the number of Debentures acquired by the Creditor, the consideration for the Debentures, the prospectus exemption relied on by the Company and the date of distribution of the Debentures;

(b) such information is being collected indirectly by the Commissions under the authority granted to them in applicable securities laws; and

(c) such information is being collected for the purposes of the administration and enforcement of applicable securities laws.

9. GENERAL

9.1 In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

9.2 Any reference to currency is to the lawful currency of the United States of America unless otherwise indicated.

9.3 The Creditor acknowledges and agrees that all costs and expenses incurred by the Creditor (including any fees and disbursements of any legal counsel retained by the Creditor) relating to this Agreement or the acquisition of the Debentures shall be borne by the Creditor.

9.4 This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

9.5 This Agreement is not transferable or assignable.

9.6 Time shall be of the essence of this Agreement.

9.7 If any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, then: (a) such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent in such jurisdiction,

(b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, and (c) such invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement.

9.8 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the settlement of the Outstanding Amount and the issuance of the Debentures, and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else with respect thereto.

9.9 This Agreement may only be amended by mutual written agreement of the Parties.

9.10 Delivery of an executed copy of this Agreement by electronic means, including by email transmission or by electronic delivery in portable document format (".pdf"), shall be equally effective as delivery of a manually executed copy of this Agreement. The Parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the delivery of this Agreement by electronic means.

9.11 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first set forth above.

GREENPOWER MOTOR COMPANY INC.

/s/ Michael Sieffert

Per:  _________________________________________

Authorized Signatory

FWP ACQUISITION CORP.

Per:    /s/ Fraser Atkinson

Authorized Signatory

SCHEDULE A

OUTSTANDING AMOUNTS

Lender	Date of Loan	Principal and Accrued Interest Amount (in US dollars)
FWP Acquisition Corp. (assigned from FWP Holdings LLC)	16-Jun-22	$81,000.00 (1)
FWP Acquisition Corp.	15-May-25	$270,315.07
FWP Acquisition Corp. (assigned from FWP Holdings LLC)	23-May-25	$162,032.88
FWP Acquisition Corp.	6-Jun-25	$161,342.47
FWP Acquisition Corp.	27-Jun-25	$106,871.23
FWP Acquisition Corp.	4-Jul-25	$133,301.37
FWP Acquisition Corp.	6-Jan-26	$2,518,082.19

Note 1: Principal and accrued interest of CAD $111,893.40 translated into USD at an exchange rate of 1.3814 from CAD to USD